UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2013

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its scheduled meeting held on October 4, 2013, the Board of Directors of Aqua America, Inc. (the "Company") appointed Mr. Michael Browne, President and Chief Operating Officer of Harleysville Insurance, a Nationwide Insurance company, to the Board of Directors of the Company. Mr. Browne’s service on the Board begins on December 5, 2013. The Board has not yet decided on which committee or committees Mr. Browne will serve.

Mr. Browne will receive the same compensation for his service as a director as other independent directors of the Company currently receive, which includes (i) an annual cash retainer of $40,000 per year; (ii) Board meeting fees of $1,500 per meeting; (iii) committee meeting fees of $1,500 per meeting; and, (iv) an annual stock grant with a fair market value of $50,000. Mr. Browne’s 2013 compensation will be prorated for the year.

Also at the October 4, 2013 Board meeting, the Board of Directors requested, and Mary C. Carroll agreed, that, even though she has reached the retirement age for directors as established by Aqua America’s Corporate Governance Guidelines, she continue to serve as a member of the Board of Directors and a member of the Corporate Governance Committee until the Company’s 2014 Annual Meeting of Shareholders, which is the expiration of the term for which she was elected in 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

October 10, 2013	By:	/s/ Christopher P. Luning

Name: Christopher P. Luning
Title: Senior Vice President, General Counsel and Secretary